Investor Update

Safe Harbor Statement Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica's Forms 10-Q or Form 10-K filed with the Securities and Exchange Commission and available on CrossAmerica's website at www.crossamericapartners.com. The Partnership undertakes no obligation to publicly update or revise any statements in this presentation, whether as a result of new information, future events or otherwise. 2

Partnership Overview • Leading motor fuel wholesale distributor, convenience store lessor and c-store operator – Distribute annually over 1 billion gallons – 17.5% equity interest in CST Brands’ wholesale fuels business – CST Brands’ wholesale fuels business is comprised of approximately 1.9 billion gallons of annual fuel supply – Annual gross rental income over $43 million • Over 1,100 locations(1) – 482 Lessee Dealers – 385 Independent Dealers – 160 Retail Locations – 73 Commission Agents – 66 Non-fuel Real Estate • Equity market capitalization of $766 million and enterprise value of $1.03 billion (1) As of July 31, 2015 3

Investment Highlights • Serial acquirer and integrator of convenience store and fuel distribution assets – Proven track record of executing on accretive transactions – over $300 million in past 16 months • Acquisition pipeline of assets from general partner sponsor – CST Brands – 82.5% of CST US fuel supply business remaining, representing approximately $78 million of net profit margin • Financial means to pursue acquisitions and expansion opportunities • Long term, substantial relationships with major fuel suppliers • Prime real estate in high traffic regions • Stable cash flow from Rental Income, Wholesale Distribution and Retail Operations – Business is more diversified than ever, both geographically and across operating segments • Strong and experienced management team – Experienced retail operator, enhanced with CST’s sponsor relationship Top 10 Distributor for: 4

Growing Distributions • On August 24, 2015, announced a 1.5¢ increase to the quarterly distribution per unit, raising the quarterly distribution to $0.5625 per unit – The Partnership has grown distributions per unit 9 out of its first 10 full quarters • All future distribution announcements expected to coincide with the earnings release and corresponding earnings call of the associated quarter • Expect to increase per unit distribution by 7%-9% for this year over 2014, while also targeting a long term coverage ratio of 1.1x or greater * - Incomplete period associated with IPO. Actual 4Q12 distribution per unit was $0.2948. 5 IPO MQD* 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 $0.4375 $0.4525 $0.4775 $0.5025 $0.5125 $0.5125 $0.5225 $0.5325 $0.5425 $0.5475 $0.5625 Cash Distributions Per Unit Have Risen 29% Since IPO

MLP Current Yield vs. Distribution CAGR ___________________________ Note: Market data as of 8/28/2015. Source: Company filings and Wall Street Research. 5% 6% 7% 8% 9% 10% 11% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% WNRL WPT SUN CAPL PBFX DKL SRLP NS GEL NGL HEP BKEP TLP GLP LQA Yield Future Distribution Growth Guidance VTTI ARCX 6 Based on 7%-9% distribution growth guidance, implies trading yield closer to 8% in today’s market

2Q15 vs 2Q14 Financial Performance • 2Q15 Adjusted EBITDA of $19.1 million vs 2Q14 Adjusted EBITDA of $17.1 million(1) • Contribution of $6.9 million from 3rd party acquisitions • Contribution of $1.2 million from acquisition of 5% interest in CST US fuel supply business • $3.5 million impact from reduced margins due to ≈ $50 per barrel decline in crude oil between periods • $1.3 million impact from 2014 contractual adjustments with Lehigh Gas Ohio and divestiture of 78 locations(2) • $2.2 million increase in G&A primarily from 3rd party acquisitions excluding transaction costs (2) See page 23 for an excerpt from the 2014 Form 10-K filing 7 (1) See the Appendix of this presentation for (i) a reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and (ii) the definitions of EBITDA, Adjusted EBITDA and DCF. $19,060 $17,136 $6,919 $1,177 ($3,453) ($1,343) ($2,186) $810 3rd Party Acquisitions 5% Acquisition in CST Fuel Supply Terms Discount Impact from Crude Oil Decline Divestments and LGO Contractual Adjustments(2) Q2 2014 Adjusted EBITDA Q2 2015 Adjusted EBITDA CrossAmerica Partners Adjusted EBITDA Performance (in thousands) Net, Misc. Increase in G&A, Excluding Transaction Costs

Cash Flow Stability (1) Includes predecessor company • Crude Oil Impact – Portion of our wholesale margin is generated from payment discounts based on market price of wholesale gasoline, which generally follows crude prices – Our cash flow is partially stabilized by the opposite effect that crude oil price movements have on our Retail and Dealer-Tank-Wagon (DTW) margins • Other Stabilizing Factors – Cash flow is further stabilized due to our growing contribution from rent, merchandise sales and sponsor cash flow management (e.g., frequency of asset drops, intercompany payments in units versus cash, etc.), which are not materially correlated to the price of crude oil • Positioned better than ever to maintain cash flow stability – Grew per unit distribution despite significant crude market (and payment discount) decline 8 38% 20% 14% 28% CrossAmerica 2015 6-Month Gross Margin Wholesale Rent Retail Fuel Retail Merchandise $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $0.000 $0.010 $0.020 $0.030 $0.040 $0.050 $0.060 $0.070 $0.080 $0.090 $0.100 2009 2010 2011 2012 2013 2014 2015-1H Cru d e O il Pric e ( p er b ar re l – W TI ) W h o le sale M argi n ( p er gallo n ) CrossAmerica Payment Terms Discount Impact by Crude Oil (1) Average Crude Oil Price (per barrel - WTI) CAPL Average Wholesale Margin (per gallon)

$- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 FUEL RETAIL M AR G IN C R U D E O IL 2014 Crude Oil Spot Price and Fuel Retail Margin Crude Oil (WTI Spot Price, per barrel) Fuel Retail Margin (US Average Retail, Source: OPIS) Terms discount for CAP is based on the wholesale gasoline invoice, which is highly correlated to the crude oil price Terms Discount vs Retail Margin 9 Approximately 25% of CAP’s volume is variable (Retail and DTW), which is inversely correlated to the movement of the crude oil price (i.e., as crude prices move lower, retail margins improve, and vice versa)

Wholesale Fuel Supply APPROX. 1.0 BILLION GALLONS (TTM) • Third party dealers • CST operated locations obtained via acquisitions • CrossAmerica company operated CrossAmerica Base Business and Future Acquisitions • Wholesale supply of fuel has grown to 1 billion gallons per year • Accretive, acquisitive growth and expanding core business is expected to drive growth for years to come • In addition to CrossAmerica’s strong dealer network, CST provides a solid-credit, large- scale operator to maintain high-volume output of acquired operations Gallons of Motor Fuel Distributed (in thousands) 10 2009 2010 2011 2012 2013 2014 1H 2015 437,700 516,200 530,500 605,162 637,845 906,200 510,938

CST Fuel Supply LP Equity

CrossAmerica Equity Ownership in CST Fuel Supply LP


VALERO
PHILLIPS 66
APPROX.
1.9 BILLION
GALLONS (TTM)
17.5% CrossAmerica
Ownership
CORNER STORE
CST US Stores

- As of July 1, 2015, CST Fuel Supply LP ("CST FS") supplied fuel to 1,009 CST US stores
  - Comprised of all CST US stores, with the exception of stores acquired by acquisition since October 1, 2014 which are supplied by CrossAmerica directly
- CrossAmerica acquired a 5% interest in CST FS on January 1, 2015 for $50.4 million
  - Earned EBITDA in 1Q was $1.1 million on 21.9 million gallons
  - Earned EBITDA in 2Q was $1.2 million on 23.4 million gallons
- CrossAmerica acquired an additional 12.5% interest in CST FS on July 1, 2015 for $126.0 million
- Strong, growing cash flow stream from well-run, higher-volume c-stores

CAP INVESTOR UPDATE • SEPTEMBER 2015 11

Real Estate Growth • Rental Income has become a sizable portion of cash flow contribution – In the first half of 2015, Net Rental Income, net of rent expense on subleased properties, totaled approximately $16 million – We own nearly 60% of all sites from which we generate rental income • We own convenient fueling locations in areas of high consumer demand – Limited availability of undeveloped real estate in many of our markets presents a high barrier to entry for the development of competing sites – Due to prime locations, owned real estate sites have high alternate use values, which provides additional risk mitigation 12 2010 2011 2012 2013 2014 1H 2015 332 368 511 556 571 613 87 124 Number of Sites Owned & Leased Sites Owned & Leased - Company Operated Sites Owned & Leased - Generating Rental Income 2010 2011 2012 2013 2014 1H 2015 $18,961 $20,425 $21,222 $41,577 $43,258 $23,652 Gross Rental Income (in thousands)

Acquisition & Integration Strategy

Acquire strong, profitable businesses at accretive multiples to increase DCF

Grow EBITDA

- Utilize retail-experienced Integration Team to run operations, achieve synergies, leverage buying power, source fuel, and prepare assets for CST core or dealer operations
- Move existing wholesale operations to CrossAmerica as soon as possible

Prepare Assets for CST Core Operations

- For retail assets that are deemed core to CST's operational strategy and will maximize CrossAmerica's cash flow, prepare those assets to be transitioned to CST operations

Prepare Assets for Dealer Operations

- Utilize our existing dealer network and new relationships to maximize store level EBITDA by eliminating operating expenses and generating qualifying wholesale fuel and rental income

INVESTOR UPDATE • SEPTEMBER 2015 13

Three months ended June 30, % Change 1Q15 Adjusted EBITDA, $mm $19.1 $17.1 12% $15.6 Distributable Cash Flow, $mm $14.3 $13.5 6% $10.1 Wholesale Gross Profit, $mm $21.5 $21.3 1% $21.1 Retail Gross Profit, $mm $16.8 $5.7 195% $14.1 Distributable Cash Flow per LP Unit $0.5692 $0.7195 (21%) $0.4106 Distribution Paid per LP Unit $0.5475 $0.5125 7% $0.5425 2014 2015 Key Financial Metrics 14 • Expect to increase per unit distribution by 7%-9% for this year over 2014, while also targeting a long term coverage ratio of 1.1x or greater

Financial Stability

- June equity issuance de-levered the Balance Sheet after ProForma adjustments for the July 1 One Stop Acquisition and Drop Down Transactions
- Positioned to continue accretive acquisitions
  - Nearly $100 million of current revolver capacity
  - Well within covenant debt coverage limitations

	Mar 31, 2015 (Per 10-Q)	Jun 30, 2015 (Per 10-Q)	Pro Forma Adjustments: One Stop Acquisition	Pro Forma Adjustments: Drop Down Transactions[1]	Pro Forma at July 1, 2015
Consolidated Debt, $mm	$406.2	$274.3	$41.9	$141.9	$458.1
Less: Cash & Cash Equivalents, $mm	($4.8)	($4.6)			($4.6)
Net Debt, $mm	$401.4	$269.7			$453.5
Amount of Availability under Revolving Credit Facility[2], $mm	$27.6	$139.5			$98.9

[1] Cash consideration paid with drop down transactions of real property of New to Industry (NTI) stores and an additional 12.5% limited partner equity interest in CST Fuel Supply – further details provided in the Company's second quarter 2015 Form 10-Q

[2] The amount of availability at June 30, 2015 under the revolving credit facility, after taking into account outstanding letters of credit and debt covenant constraints, was $139.5 million. Subsequent to the July 2015 acquisitions, the availability for future borrowings was approximately $98.9 million.

CAP INVESTOR UPDATE • SEPTEMBER 2015 15

Investment Summary • Stable cash flow business with manageable exposure to commodity market fluctuations, even during historically volatile times • Visible path to continued DCF growth through sponsor drop downs, third party acquisitions and operational excellence • Unit price significantly below intrinsic value, based on demonstrated distribution growth 16 Leader in wholesale fuel distribution and c-store lessor and operator Substantial relationship with the largest fuel suppliers in the industry Diverse geographic and operational footprint Significant real estate ownership provides stable cash flow contribution Serial acquirer with reputation to complete strategic, accretive transactions Acquisition pipeline from general partner sponsor Strong management team and board with experience in MLPs, operations, acquisitions and integration

Appendix 17

1Q15 vs 1Q14 Financial Performance


CrossAmerica Partners Adjusted EBITDA Performance
(in thousands)
$11,272
Q1 2014 Adjusted EBITDA
$8,273
3rd Party Acquisitions
$1,098
5% Acquisition in CST Fuel Supply
($2,719)
Terms Discount Impact from Crude Oil Decline
($991)
Divestments and LGO Contractual Adjustments(2)
($6,102)
Increase in G&A, Excluding Transaction Costs
$4,752
Net, Misc.
$15,583
Q1 2015 Adjusted EBITDA

- 1Q15 Adjusted EBITDA of \$15.6 million vs 1Q14 Adjusted EBITDA of \$11.3 million[1]
- Contribution of \$8.3 million from 3rd party acquisitions
- Contribution of \$1.1 million from acquisition of 5% interest in CST US fuel supply business
- \$2.7 million impact from reduced discounts due to ≈ \$50 per barrel decline in crude oil between periods
- \$1.0 million impact from 2014 contractual adjustments with Lehigh Gas Ohio and divestiture of 78 locations[2]
- \$6.1 million increase in G&A primarily from 3rd party acquisitions
- \$4.8 million miscellaneous increase is the result of larger add back items between the periods to get to Adjusted EBITDA, including equity comp, gain on asset sales, acquisition costs, fair value adjustments, etc.

[1] See the Appendix of this presentation for (i) a reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or "DCF") to net income and (ii) the definitions of EBITDA, Adjusted EBITDA and DCF.
[2] See page 23 for an excerpt from the 2014 Form 10-K filing page 100

INVESTOR UPDATE • SEPTEMBER 2015 18

Recent Accretive Growth

One Stop	Freedom Valu Centers	Corner Store (From Landmark Industries)
41 Company Operated 4 Agents; 9 Dealers; 1 QSR	64 Company Operated	22 CST Lessee Dealer Sites
$42 Million Purchase	$85 Million Purchase	$41.2 Million Purchase
36 Million Gallons*	68 Million Gallons*	41 Million Gallons*
West Virginia	Upper Midwest (MN, WI, SD, MI)	San Antonio & Austin
Marathon/Exxon	Freedom Valu, SuperAmerica	Shell
Jul 1, 2015 close date	Feb 16, 2015 close date	Jan 8, 2015 close date
Stock Purchase	Stock Purchase	Asset Purchase
Rationale	Rationale	Rationale
• Expand presence in the West Virginia/Virginia market • Establish new fuel brand opportunity with Marathon • Leverage existing relationship with Exxon	• Over 90% owned locations • Located in growing market • Unbranded fuel • Large stores with inside sales growth opportunity • Loyalty/credit card program	• Strong margin (5 cpg) with high volume and long-term supply • Leverage existing relationship with Shell • Good rental income • CST operated sites

Note: Estimated volumes at acquisition

CAP INVESTOR UPDATE • SEPTEMBER 2015
19

• Strong fuel margin (6 cpg) with long-term fuel supply • Good rental income •Minimal expense and CapEx impact • CST operated sites 25 CST Dealer Sites (Fuel Income) 23 CST Fee Sites (Rental Income) $53.6 Million Purchase 40 Million Gallons* Central New York Nice N Easy Nov 1, 2014 close date Asset Purchase Rationale • Large volume network • Strong retail operator with embedded food options at several locations • Recognize synergies with other operations in the area 87 Company Operated Petroleum Products Division $61 Million Purchase 200+ Million Gallons* Virginia, West Virginia, Tennessee, North Carolina Shell, Exxon, BP, Citgo May 1, 2014 close date Stock Purchase Rationale • Long-term fuel supply agreements with average term remaining of approximately 14 years • Expands relationship with BP 55 Dealer Supply Contracts 11 Fee or Leasehold Sites $38.5 Million Purchase 100+ Million Gallons* Chicago Metro BP May 19, 2014 close date Asset Purchase Rationale 20 Recent Accretive Growth (Certain Assets) 20 Note: Estimated volumes at acquisition

Acquisition Accretion Assumptions • Leverage-neutral calculation based on ProForma EBITDA, assuming a 4.0x debt-to-EBITDA coverage • Remaining purchase price assumed funded by equity – Issue price adjusted for public equity issuance discount and fees • Accretion calculation assumes all incremental cash flow is fully distributed to IDRs and LP units • ProForma distribution to IDRs based on units outstanding and the new fully distributed LP unit distribution rate 21

Additional Information: • $0.5031 on an annual basis = $2.01 • $0.5469 on an annual basis = $2.19 • $0.6563 on an annual basis = $2.63 • Q4 2014 Dividend = $0.5325, on an annual basis = $2.13 Incentive Distribution Rights 22 100% 85% 75% 50% 15% 25% 50% up to $0.5031 above $0.5031 up to $0.5469 above $0.5469 up to $0.6563 above $0.6563 M ar gi n al % In te re st in D is tri b u tio n Total Quarterly Distribution per Common and Subordinated Unit • If cash distributions to our unitholders exceed $0.5031 per unit in any quarter, CrossAmerica unitholders and the incentive distribution rights held by CST will receive distributions according to the percentage allocations shown in the chart to the right $0.5031 $0.5469 $0.6563 ↑ Unitholder Distribution IDR Distribution Lower Tier Unitholder Distribution Lower Tier IDR Distribution

LGO Contractual Adjustments Sale of Wholesale Fuel Supply Contracts and Assignment of Leases to DMI The Partnership, DMI and LGO consummated a series of transactions pursuant to which DMI acquired, for an aggregate purchase price of $5.7 million and an earn-out in the amount of $0.8 million if DMI renews a certain customer contract, the wholesale fuel supply rights for 78 locations in Pennsylvania and New York previously supplied by the Partnership and the fuel supply rights of the Partnership to such sites was terminated. In addition, subleases for 12 of the sites, previously leased to the Partnership, were assigned to DMI or its affiliates. The terms of the transaction were approved by th former conflicts committee of the board of directors of the General Partner, which was comprised solely of independent directors. The volume associated with these sites for 2013 was approximately 94 million gallons, of which approximately 36 million gallons represents sales to a sub-wholesaler at a de minimus margin and approximately 28 million gallons relates to a contract with a single customer for which the contract expires in 2015. In addition, rent expense for the leasehold sites included in the transaction exceeded the rent income on an annual basis by approximately $0.6 million for 2013. Because this was a transaction between entities under common control, the Partnership derecognized the assets and liabilities associated with the wholesale fuel supply contracts and leases and recognized the approximate $2.3 million excess of the purchase price over the net book value of the net assets divested as a contribution to partners’ capital on October 1, 2014. Wholesale Fuel Supply Agreement with LGO In connection with the IPO, the Partnership and LGO entered into a PMPA Franchise Agreement pursuant to which the Partnership is the exclusive distributor of motor fuel to all sites operated by LGO for a period of 15 years. We have the right to impose the brand of fuel that is distributed to LGO. There are no minimum volume requirements that LGO is required to satisfy. We charged LGO the “dealer tank wagon” prices for each grade of product in effect at the time title to the product passes to LGO. The conflicts committee of our General Partner shall, no less than annually, review the DTW prices charged to LGO to ensure that the prices are not below reasonable market rates charged to similarly situated or otherwise comparable third-party sites over a representative period of time. We have a right of first refusal in connection with any proposed transfer by LGO of its interest in the wholesale supply agreement. The wholesale supply agreement contains cross-default provisions with each lease agreement with LGO. We entered into an Amendment to the PMPA Franchise Agreement, effective as of October 1, 2014, by and between LGW, a subsidiary of the Partnership, and LGO (the “Wholesale Fuel Supply Agreement Amendment”) pursuant to which the pricing terms were amended. Prior to the Wholesale Fuel Supply Agreement Amendment, the agreement provided that we charge LGO dealer tank wagon pricing, which provided for a variable cent-per-gallon margin for each grade of product in effect at the time title to the product passed to LGO. The Wholesale Fuel Supply Agreement Amendment amends the pricing terms of the agreement to provide for rack plus pricing and was approved by the former conflicts committee of the board of directors of the General Partner. Revenues from fuel sales to LGO amounted to $676.2 million in 2014. From page 100 of Form 10-K of CrossAmerica Partners, LP for year ended December 31, 2014: 23

Non-GAAP Financial Measures

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014
Net income (loss) available to CrossAmerica limited partners	$ (3,136)	$ 1,397	$ (165)	$ 1,861
Interest expense	4,278	4,027	4,743	3,712
Income tax expense (benefit)	(1,681)	135	(907)	(3,911)
Depreciation, amortization and accretion	11,502	5,966	11,411	7,270
EBITDA	$ 10,963	$ 11,525	$ 15,082	$ 8,932
Equity funded expenses related to incentive compensation expense and the Amended Omnibus Agreement[a]	2,942	914	3,250	1,136
Gain on sales of assets, net	(30)	(1,480)	(422)	(53)
Acquisition costs[b]	1,002	313	1,150	5,638
Inventory faire value adjustments	706	-	-	1,483
Adjusted EBITDA	$ 15,583	$ 11,272	$ 19,060	$ 17,136
Cash interest expense	(3,909)	(3,044)	(4,006)	(3,321)
Sustaining capital expenditures[c]	(520)	(559)	(307)	(425)
Current income tax expense	(1,059)	(144)	(428)	79
Distributable Cash Flow	$ 10,095	$ 7,525	$ 14,319	$ 13,469
Diluted common and subordinated units	24,583	18,681	25,155	18,719
Distributable Cash Flow per diluted limited partner unit	$ 0.4106	$ 0.4028	$ 0.5692	$ 0.7195
Distributions paid per limited partner unit	$ 0.5425	$ 0.5125	$ 0.5475	$ 0.5125
Distribution coverage	0.76x	0.79x	1.04x	1.40x

[a] As approved by the independent conflicts committee of the General Partner and the executive committee of CST's board of directors, CrossAmerica and CST mutually agreed to settle the second quarter 2015 amounts due under the terms of the Amended Omnibus Agreement in limited partnership units.

[b] Relates to certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired businesses.

[c] Under our Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in leasable condition, such as parking lot or roof replacement/renovation, or to replace equipment required to operate our existing business.

INVESTOR UPDATE • SEPTEMBER 2015 24

Non-GAAP Financial Measures Supplemental Disclosure Regarding Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, and Distributable Cash Flow in this presentation. EBITDA represents net income before deducting interest expense, income taxes and depreciation, amortization and accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity funded expenses related to incentive compensation and the Amended Omnibus Agreement, gains or losses on sales of assets, certain discrete acquisition related costs, such as legal and other professional fees and severance expenses associated with recently acquired companies, and certain other discrete non-cash items, such as inventory fair value adjustments arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and our ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from our wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail convenience store activities. EBITDA, Adjusted EBITDA, and Distributable Cash Flow are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, and Distributable Cash Flow should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, and Distributable Cash Flow may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts): 25